Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) dated as of April 5, 2011, is among COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”); BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”); and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement.

R E C I T A L S

A.          The Borrower, the Administrative Agent and the Lenders party thereto are parties to that certain Credit Agreement dated as of October 25, 2010 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower.

B.           The Borrower has heretofor requested pursuant to Section 2.22 of the Credit Agreement that the aggregate amount of the Revolving Commitments be increased to $95,000,000 effective as of April 5, 2011 (the “Revolving Commitment Increase Date”) by adding to the Credit Agreement Rabobank as a New Revolving Lender with a Revolving Commitment of $20,000,000.

C.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. New Revolving Lender.

Effective as of the Revolving Commitment Increase Date:

(a)
Pursuant to Section 2.22 of the Credit Agreement, Rabobank is hereby added as a “Lender” and a “Revolving Lender” for all purposes under the Credit Agreement with a Revolving Commitment of $20,000,000;

(b)	Rabobank shall become a Lender and a Revolving Lender for all purposes of the Credit Agreement and shall have all of the rights and obligations of a Lender and a Revolving Lender thereunder; and

(c)	Rabobank shall make any payments required to be made by it pursuant to Section 2.22(c) of the Credit Agreement.

SECTION 2. Representations and Warranties; Agreements.  Rabobank hereby:

(a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender and a Revolving Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender and a Revolving Lender under the Credit Agreement, (iii) from and after the Revolving Commitment Increase Date, it shall be bound by the provisions of the Credit Agreement as a Lender and a Revolving Lender thereunder and shall have the obligations of a Lender and a Revolving Lender thereunder to the extent of its Revolving Commitment, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to acquire its Revolving Commitment, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) it has provided to the Administrative Agent the forms specified in Section 2.17(f) of the Credit Agreement, at the times specified therein, duly completed and executed by it; and

(b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with the terms of the Credit Agreement, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and a Revolving Lender to the extent of its Revolving Commitment.

SECTION 3. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 4. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. Severability.  In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6. Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 10.2 of the Credit Agreement.  All communications and notices hereunder to Rabobank shall be given to it at the address set forth in its Administrative Questionnaire.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

By:	/s/ Rodney P. Hutchinson
Name:	Rodney P. Hutchinson
Title:	Executive Director

[Signature Page to Joinder Agreement]

Acknowledged and consented to
as of the date first written above:

Administrative Agent and
Issuing Lender:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and Issuing Lender

	By:	/s/ Marshall Trenckmann
	Name:	Marshall Trenckmann
	Title:	Vice President

[Signature Page to Joinder Agreement]

Acknowledged and consented to
as of the date first written above:

Borrower:	BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C., its general partner

	By:	/s/ Alex Stallings
	Name:	Alex Stallings
	Title:	Chief Financial Officer and Secretary

[Signature Page to Joinder Agreement]